Exhibit 10.3

ASLAN PHARMACEUTICALS PTE. LTD.

2017 SMT LONG TERM INCENTIVE PLAN

1.    Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel and align their interests with that of the Company, to provide additional incentives to Employees as well as those who have, in the opinion of the Board, contributed to the success of the Company and to promote the success of the Company’s business.

2.    Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)    “Administrator” means the Committee constituted pursuant to the Plan to administer the Plan.

(b)    “Affiliate” means in relation to a person: (i) any person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person; or (ii) any person who is a director or officer of that person, or a director or officer of a person described within the aforesaid (i).

(c)    “Associate” means in relation to a person, a Related Entity or an Associated Company of such person.

(d)    “Associated Company” means in relation to a person, an entity in which such person has not less than 20% and not more than 50% shareholding or equity interest.

(e)    “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of national, provincial and local securities and corporate laws (including the Companies Act of Singapore), rules and regulations, the Code, the rules of any applicable stock exchange or national market system, and any other rules of any jurisdiction applicable to Awards granted to residents therein. Unless otherwise specifically provided in the Award Agreement, the laws of Singapore shall be the Applicable Laws.

(f)    “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the amount and type of securities of the successor entity or its Parent under the Award and the redemption value thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(g)    “Award” means the grant of the right to receive cash incentive bonuses under the Plan.

(h)    “Award Agreement” means the written letter evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(i)    “Board” means the Board of Directors of the Company.

(j)    “Bonus Entitlement” means the right entitling the Grantee to receive cash bonuses pursuant to an Award Agreement granted under the Plan.

(k)    “Bonus Entitlement Unit” means the unit that will be used to calculate the Incentive Bonuses to be paid to the Grantee.

(l)    “Bonus Entitlement Unit Value” means the value of each Bonus Entitlement Unit determined by the Administrator and set forth in the Award Agreement.

(m)    “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control actually occurs.

(n)    “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)    the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s or the Parent’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s or the Parent’s shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

(ii)    a change in the composition of the board of Patent over a period of twelve (12) months or less such that a majority of the members (rounded up to the next whole number) of such board ceases, by reason of one or more contested elections for the board membership, to be comprised of individuals who are Continuing Directors.

(o)    “Code” means the Income Tax Act (Chapter 134) of the Republic of Singapore, as amended.

(p)    “Committee” means the Committee that is composed of the same members of the Remuneration Committee of the Parent to administer the Plan.

(q)     “Company” means Aslan Pharmaceuticals Pte Ltd, a corporation formed under the laws of the Republic of Singapore, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(r)    “Continuing Directors” means members of the directors of the Parent who either (i) have been the members to the board of the Parent continuously for a period of at least twelve (12) months or (ii) have been the members of the board of the Parent for less than twelve (12) months and were elected or nominated for election as members by at least a majority of the members of the board of the Parent described in clause (i) who were still in office at the time such election or nomination was approved by the board of the Parent.

(s)     “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee (except as otherwise provided in the Award Agreement).

(t)    “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)    A merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)    The sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)    The complete liquidation or dissolution of the Company;

(iv)    any reverse merger or series of related transactions culminating in a reverse merger in which the Company is the surviving entity but (A) the Ordinary Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)    acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(u)    “Director” means a member of the Board or the board of directors of any Related Entity.

(v)    “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(w)     “Employee” means any person, including an Officer, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(x)    “Fair Market Value” means, as of any date, the value of the Parent’s Shares determined as follows:

(i)    If the Parent’s Shares are listed on one or more established stock exchanges or national market systems, its Fair Market Value shall be the closing price for such Shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed. If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing price for such Shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in any marketplace accepted source as the Administrator deems reliable; or

(ii)    In the absence of an established market for the Parent’s Shares of the type described in (i) above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y)    “Good Reason” means the occurrence after a Corporate Transaction or Change in Control of any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee’s non-acquiescence within 30 days of the effective time of such event or condition:

(i)    a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction or Change in Control;

(ii)    a reduction in the Grantee’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction or Change in Control or at any time thereafter; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Grantee’s by the same percentage amount shall not constitute such a salary reduction; or

(iii)    requiring the Grantee to be based at any place outside a 50-kilometer radius from the Grantee’s job location or residence prior to the Corporate Transaction or Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction or Change in Control.

(z)    “Grantee” means an Employee who receives an Award under the Plan.

(aa)    “Incentive Bonuses” means the incentive bonuses to be paid to the Grantee in cash pursuant to the terms and conditions of the Plan and the Award Agreement.

(bb)    “Officer” means a person who is an officer of the Company or a Related Entity

(cc)    “Parent” means ASLAN Pharmaceuticals Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

(dd)     “Plan” means this 2017 SMT Long Term Incentive Plan.

(ee)    “Related Entity” means any Parent or Subsidiary of the Company, as well as any entity which is deemed as an associated entity of the Company or any Parent or Subsidiary under applicable accounting principles.

(ff)    “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable share award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(gg)     “Share” means an Ordinary Share.

(hh)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in the Companies Act of Singapore, Cap. 50.

3.    Administration of the Plan.

(a)    Plan Administrator.

(i)    Administration. The Plan shall be administered by the Committee and such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)    Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively invalid as of its grant date to the extent permitted by the Applicable Laws.

(b)    Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)    to select the Employees to whom Awards may be granted from time to time hereunder;

(ii)    to determine whether and to what extent Awards are granted hereunder;

(iii)    to determine the number and value of Bonus Entitlement Units to be covered by each Award granted hereunder;

(iv)    to approve forms of Award Agreements for use under the Plan;

(v)    to determine the terms and conditions of any Award granted hereunder;

(vi)    to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii)    to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii)    to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

4.    Eligibility. The Awards may be granted to Employees as the Administrator may determine from time to time.

5.    Terms and Conditions of Awards.

(a)    Types of Awards. The Administrator is authorized under the Plan to award only the right to receive the Bonus Entitlements to an Employee.

(b)    Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, rights of first refusal, and forfeiture provisions upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria, if any as determined by the Administrator.

(c)    Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(d)    Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Award granted to a Grantee who, at the time the Award is granted, owns the Parent’s Shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company, the term of the Award shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(e)    Transferability of Awards. The Bonus Entitlement Units may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner and may be redeemed, during the lifetime of the Grantee, only by the Grantee.

(f)    Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

6.    Award Redemption, Consideration and Taxes.

(a)    Incentive Bonuses Calculation. The Bonus Entitlement Units when vested and redeemed by the Grantee will entitle the Grantee to receive the following amount in cash:

A=X times E

A shall mean the amount of Incentive Bonuses in cash to be received by the Grantee;

X shall mean the Fair Market Value of each Parent’s Share on the day following the Company’s receipt of a redemption notice; provided that if the Fair Market Value of each Parent’s Share exceeds five times the Bonus Entitlement Unit Value, X should be the amount equal to five times the Bonus Entitlement Unit Value;

E shall mean the number of Bonus Entitlement Units vested and redeemed by the Grantee.

(b)    Taxes. All taxes (including personal income tax) arising from the exercise of any Award granted to any participant under the scheme shall be borne by that participant.

(c)    Payment. The Company will pay the Incentive Bonuses for the Bonus Entitlement Units legally redeemed by the Grantee pursuant to the terms of the Plan and the Award Agreement within ____ after receipt of the redemption notice.

7.    Redemption of Award.

(a)    Procedure for Redemption.

(i)    Any Award granted hereunder shall be redeemable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)    An Award shall be deemed to be redeemed when written notice of such redemption has been given to the Company in accordance with the terms of the Award by the person entitled to redeem the Award.

(b)    Automatic Redemption of Award upon Termination of Continuous Service.

(i)    The vested Bonus Entitlement Units shall be deemed to be automatically redeemed on the date of the Termination of Continuous Services without delivery of any redemption notice.

(ii)    Upon the Grantee’s death, the vested Bonus Entitlement Units shall be deemed to be automatically redeemed at the time of the Grantee’s death, and the designated beneficiaries of the Grantee’s Award designated by the Grantee or in the absence of such designation, the heirs of the Grantee, will receive the payment of the Incentive Bonuses. The Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(c)    Automatic Redemption upon increase in the Fair Market Value of Parent’s Shares. The Award and the vested Bonus Entitlement Units shall be deemed to be automatically redeemed without delivery of any redemption notice on the day following the day when the Fair Market Value of each Parent’s Share exceeds five times the value of each Bonus Entitlement Unit.

(d)    The unvested Bonus Entitlement Units shall be deemed to become forfeited and void upon occurrence of the events giving rise to the automatic redemption events unless the Administrator expressly deems otherwise.

8.    Conditions Upon Receipt of Incentive Bonuses.

(a)    If at any time the Administrator determines that the payment of the Incentive Bonuses pursuant to the redemption, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to redeem an Award or to otherwise receive the Incentive Bonuses pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance.

9.    Adjustments Upon Changes in Capitalization.

Subject to any required corporate actions of the Company and Section 10 hereof, the Bonus Entitlement Units covered by each outstanding Award, the value of each Bonus Entitlement, the maximum number of Bonus Entitlement Units with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of the Parent’s Shares resulting from a subdivision, consolidation, share dividend, combination or redesignation of the Parent’s Shares, or similar transaction affecting the Parent’s Shares, (ii) any other increase or decrease in the number of Parent’s Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Parent’s Shares including a corporate merger, consolidation, acquisition of property or shares, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been

“effected without receipt of consideration.” In the event of any distribution of cash or other assets to shareholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 9 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the redemption of Awards during certain periods of time. Except as the Administrator determines, no issuance by the Parent’s shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or value of the Bonus Entitlements subject to an Award.

10.    Corporate Transactions and Changes in Control.

(a)    Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are assumed in connection with the Corporate Transaction.

(b)    Acceleration of Award Upon Corporate Transaction or Change in Control.

(i)    Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A)    for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, redeemable and payable and be released from any forfeiture rights for all of the Bonus Entitlement Units (or other consideration) at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months1 after the Corporate Transaction; and

(B)    for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and redeemable and be released from any forfeiture rights (other than repurchase rights redeemable at Fair Market Value) for all of the Bonus Entitlement Units (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date. For Awards that have a redemption feature, the portion of the Award that is not Assumed shall terminate under subsection (a) of this Section 10 to the extent not redeemed prior to the consummation of such Corporate Transaction.

(ii)    Change in Control. Except as provided otherwise in an individual Award Agreement, following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after a Change in Control, each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and redeemable and be released from any forfeiture rights, immediately upon the termination of such Continuous Service.

11.    Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 12, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

12.    Amendment, Suspension or Termination of the Plan.

(a)    The Board may at any time amend, suspend or terminate the Plan. In addition, in order to assure the viability of Awards granted to participants employed in various jurisdictions, the Administrator may, in its sole discretion, provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom applicable in the jurisdiction in which the participant resides or is employed. Moreover, the Administrator may approve such supplements to, amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted that would violate any Applicable Laws.

(b)    No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)    No suspension or termination of the Plan (including termination of the Plan under Section 10 above) shall adversely affect any rights under Awards already granted to a Grantee.

13.    No Effect on Terms of Employment Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, [with or without cause], and with or without notice.

14.    No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.

15.    Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

16.    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

17.    No exclusivity of the Plan. Neither the adoption of the Plan by the Board, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

18.    Disputes

Any disputes or differences of any nature arising hereunder shall be referred to the Committee and its decision shall be final and binding in all respects.

19.    Condition of Bonus Entitlement

Every Bonus Entitlement shall be subject to the condition that no Incentive Bonuses shall be paid pursuant to the redemption of a Bonus Entitlement if such payment would be contrary to any law or enactment, or any rules or regulations of any legislative or non-legislative governing body for the time being in force in Singapore or any other relevant country having jurisdiction in relation to the payment hereunder.

20.    Governing Law

The Scheme shall be governed by, and construed in accordance with, the laws of the Republic of Singapore. The participants, by accepting Options in accordance with the Scheme, and the Company submit to the exclusive jurisdiction of the courts of the Republic of Singapore.

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